UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Oct. 6, 2017

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
Denver, Colorado 80202
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

In June 2017, Public Service Company of Colorado (PSCo), a Colorado corporation, and wholly owned subsidiary of Xcel Energy Inc., filed a multi-year request with the Colorado Public Utilities Commission seeking to increase retail natural gas rates to recover capital investments and higher operating costs since PSCo’s previous case in 2015. The request, detailed below, is based on forecast test years (FTY), a 10.0 percent return on equity (ROE) and an equity ratio of 55.25 percent. In conjunction with the multi-year base rate step increases, PSCo also proposed a stay-out provision and an earnings test through the end of 2020.

Revenue Request (Millions of Dollars)	2018	2019	2020	Total
New revenue request	$63.2	$32.9	$42.9	$139.0
Pipeline System Integrity Adjustment (PSIA) revenue conversion to base rates (a)	—	93.9	—	93.9
Total	$63.2	$126.8	$42.9	$232.9

Expected Year-End Rate Base (Billions of dollars) (b)	$1.5	$2.3	$2.4	N/A

(a) The roll-in of PSIA rider revenue into base rates will not have an impact on customer bills or total revenue as these costs are already being recovered from customers through the rider. PSCo plans to request new PSIA rates for 2018 in November 2017. The recovery of new, incremental PSIA related investments in 2019 and 2020 are included in the base rate request.

(b) The additional rate base in 2019 predominantly reflects the roll-in of capital associated with the PSIA rider.

On Oct. 6, 2017, several parties filed answer testimony. The CPUC Staff (Staff) and the Office of Consumer Counsel (OCC), recommended a single 2016 historic test year (HTY), based on an average 13-month rate base, and opposed a multi-year plan (MYP). The Staff and OCC recommended an equity capital structure of 48.73 percent and 51.2 percent, respectively, compared to 56.06 percent in used in the 2016 filed HTY.

The following represents adjustments to PSCo’s filed request made by Staff and OCC for 2018:

(Millions of Dollars)	Staff	OCC
Filed 2018 new revenue request	$63.2	$63.2
Impact of the change in test year (a)	4.4	4.4
PSCo’s filed 2016 HTY	$67.6	$67.6

Recommended adjustments:
ROE (9.0 percent)	(13.5)	(13.5)
Capital structure and cost of debt	(10.2)	(7.5)
Change in amortization period (b)	(5.4)	—
Prepaid pension and retiree medical assets (c)	(5.2)	—
Change from 2016 year end to average rate base	(4.8)	(4.8)
Other, net	(5.0)	(5.5)
Total adjustments	$(44.1)	$(31.3)

Total recommended rate increase	$23.5	$36.3

(a) Primarily related to timing of amortization expense, partially offset by increased capital investments in the FTY.
(b) The Staff proposed an amortization period of 2.25 years from the requested 1.5 years for several regulatory assets; including rate case expenses, emergency response and damage prevention costs and deferred property taxes.
(c) The Staff recommended no return on the prepaid pension or retiree medical assets where cumulative funding has exceeded expense recognition under generally accepted accounting principles.

In addition, the Staff recommended discontinuing the property tax deferral that was approved in the last rate case.

Both the Staff and the OCC recommended the existing PSIA rider expire with the 2018 rates rolled into base rates beginning Jan. 1, 2019. Planned investments in 2019 and 2020 would be recoverable through base rates, subject to a future rate case.

The next steps in the procedural schedule are as follows:

•	Rebuttal testimony — Nov. 3, 2017;

•	Intervenor sur-rebuttal testimony — Nov. 15, 2017;

•	Hearings — Dec. 11 - 15 and 18 - 19, 2017; and

•	Statements of position — Jan. 19, 2018.

Interim rates, subject to refund, will be effective Jan. 1, 2018. A final decision by the CPUC is anticipated in March 2018.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Forward-looking information includes, among other information, the expected impact of PSCo’s natural gas rate case, the impact of proposed rate adjustments, interim rates, and other statements identified by words such as “may,” “believe,” “expect,” “estimate,” “anticipate,” “would,” or “plan.” Forward-looking statements are subject to certain risks, uncertainties and assumptions. Although Xcel Energy believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Factors, in addition to those discussed in Xcel Energy’s and PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and subsequent securities filings, that could cause actual results to differ materially include: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy and PSCo have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership; or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; financial or regulatory accounting policies imposed by regulatory bodies; outcomes of regulatory proceedings; availability or cost of capital; and employee work force factors. Forward-looking statements speak only as of the date they are made, and Xcel Energy expressly disclaims any obligation to update any forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oct. 10, 2017	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer